Exhibit 99.2
1st Quarter Ended March 31, 2008 INX Inc. Nasdaq: INXI www.INXI.com May 5, 2008 Financial Results

Agenda For Conference Call 1. Brian Fontana, CFO will present the results for the quarter and discuss certain financial trends 2. Mark Hilz, President & COO will provide an industry update and discuss recent achievements, activities and events 3. Jim Long, Chairman & CEO, will discuss Company's outlook for the future 4. Take questions

GAAP Reconciliation and Forward-Looking Statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including future operating results expectations. Statements associated with words such as "anticipate," "believe," "expect," "hope," "outlook," "should," "target," "will" or other similar words are forward-looking statements. These projections and other forward-looking statements are only projections. Actual events, performance or results may differ materially from those indicated due to numerous factors, many of which we have little or no control over, and some of which we may not be successful in addressing. Numerous of these factors are set forth in our 2007 Form 10-K, as amended, which we urge you to read. All financial results shown are for continuing operations unless otherwise noted During this presentation references to financial measures of INX will include references to non-GAAP financial measures. INX provides a reconciliation between GAAP and non-GAAP financial information within this presentation and on its website at www.INXI.com under the "Investors" tab, which may be accessed directly at www.INXI.com/non-gaap-recon. GAAP Reconciliation Safe Harbor Statement

Non-GAAP Financial Measures Presentation of non-GAAP net income provides a consistent basis for comparison to historical periods based on results that management views as the key measurements of financial performance Non-GAAP net income is net income on a GAAP basis adjusted for: Non-cash equity-based compensation Non-cash income tax expense Discontinued operations 2007 realization of deferred tax assets and expectation of future taxable income will result in income tax expense for book purposes starting in Q1-2008 at an effective rate of approximately 45% Statutory tax rate of approximately 36% will differ from effective tax rate of approximately 45% because of timing differences of the deductibility of certain expenses for book and tax purposes Substantially all book tax expense will be non-cash for federal income tax purposes because of a net operating loss carryforward of approximately $4.5 million at March 31, 2008.

First Quarter Ended 3/31/2008 Results (Dollars in thousands, except EPS)

Reconciliation of GAAP to Non-GAAP Net Income For 1st Quarter Ended 3/31/2008 (Dollars in thousands, except EPS)

Balance Sheet Data (Dollars in thousands)

Gross Margin Product vs. Services Revenue Sources Product gross margin has trended upward slightly over a multi-year period, a function of our increasingly high value-add solutions and increasing business from repeat customers Services gross margin declined in 2005 and 2006 due to rapid national expansion and start-up of new practice areas, both of which increased engineering and other categories of costs of service in advance of service revenue production; improving recently as benefits are realized; Q1-2008 was near mid-point of target of 30%-35% 2003 2004 2005 2006 1H-07 2H-07 Q1-08 Products 0.145 0.151 0.157 0.186 0.175 0.177 0.182 Services 0.296 0.334 0.25 0.21 0.267 0.302 0.321

Gross and Operating Profit Margin Gross profit margin on total revenue has trended slightly upward over the past several years due to improving mix of service revenue and improving gross margin on both product revenue and service revenue; in Q1-2008 this trend continued Operating profit margin turned positive in 2004, then declined in 2005 and 2006 as we executed on rapid geographic expansion and introduced new practice areas, but improved in 2007 and for MRQ as benefits of expansion began to be realized 2003 2004 2005 2006 1H-07 2H-07 Q1-08 Gross Margin 0.159 0.181 0.173 0.195 0.187 0.194 0.204 Operating Profit Margin -0.006 0.023 0.014 0.011 0.014 0.02 0.03 * 2005 results exclude one-time non-cash charge of $5.7 million

Industry Update Unified Communications is still in it's infancy. Cisco and Microsoft are accelerating development of new offerings. The movement towards a virtualized Data Center environment that is connected via the "IP network" will present a huge new area of opportunity for INX. Storage, Security as well as Routing and Switching will be major areas for growth in this new environment. Web 2.0 enterprise applications are moving into the enterprise environment and will increase the use of video in the enterprise. Telepresence solutions offer a major step up in interactive video collaboration with CD quality audio and HD video that has life-size images. Customer ROI in these areas continues to advance and present the customers with many compelling improvements in areas such as productivity, reliability and consolidation for lower operational cost

Recently Announced Achievements 1/23/2008 - contract to supply up to $21 million for Department of Defense 2/20/2008 - gained Cisco "Master of Security" status 2/14/2008 - gained Cisco "Powered Managed Services Provider" status 3/25/2008 - began selling Cisco TelePresence solutions and became a Cisco TelePresence Advanced Technology Partner 4/15/2008 - $8.4 million U.S. Corps of Engineers services contract win

Staffing Trends - Continuing To Invest In Growth Dec 31, 2004 +156% +278% Dec 31, 2007 % Incr. Mar 31, 2008 % Incr. +0% +11% Recent Quarter We continued to add staff during Q1, investing for continued growth Direct revenue-producing staffing increased 11% in Q1 compared to zero increase for non-direct revenue producing staff in Q1 Long-Term Trend

Outlook - 3 Drivers Of Recent Industry-Wide Slowdown Are Subsiding Since ~ July 2007, customers have been fearful of the possibility of a recession - while not fully resolved, there are some signs that customers are beginning to look forward to the possibility of an improving economy in 6-12 months Since ~ July 2007, large enterprise customers have been anticipating the benefits of lower interest rates as the Fed began an easing cycle - the easing cycle appears to be near an end, which should prompt some customers to move forward with capital expenditure projects Since ~ December 2007, corporate enterprise customers began to anticipate the possibility of a Federal government economic stimulus package containing provisions to stimulate capital spending by businesses - this was signed into law in February 2008

Outlook - Recent Catalysts For Continued Growth

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Year-ago introduction of network storage and network security as primary practice areas beginning to yield results - (242% and 58% growth respectively for 2007)

Data center trends (storage, iSCSI, FBOE) combined with Cisco's recent new product announcements in this area (Nexus line) is creating new growth opportunities

Recent Cisco relationship achievements present opportunities: Telepresence Advanced Technology Partner; Master of Security; Cisco Powered Managed Services Partner

Boston-based Select, Inc. acquisition is at the end of its ~6-9 month typical integration period, following which we have normally seen above-average revenue growth from past acquisitions

Recent services contract of $8.4 million, majority of which will be recognized over the remainder of 2008 calendar year – increase in higher margin service revenue

Continued recent investment in hiring of revenue-generating employees – engineering staff +18% and sales staff + 3% in Q1-2008

INX

Outlook - Q2 & Longer-Term Expectations For Q2-08 we expect: Total revenue in the range of $60-$65 million, an increase of 12%-21% as compared to above-average prior year period revenue of $53.7 Services revenue in the range of $9.2-$9.7 million, an increase of 35%- 42% from the prior year period Q2-08 gross margin on services revenue expected to be down slightly compared to Q1-2008 level due to costs of ramping up recent $8.4 million U.S Corps of Engineers contract, but higher in 2H-08 We expect revenue for the second half of 2008 to be higher than revenue in the first half of the year, and for services revenue to increase more than product revenue We continue to maintain our long-term target ranges for gross profit of 15%- 19% for products and 30%-35% for services, and for operating profit margin in the range of 4%-7%, the achievement of which is dependent upon leveraging certain operating expenses against continued revenue growth

Summary / Highlights Improving gross margin and operating profit margin Record revenue, operating income and EPS Total revenue + 31% y/y Service revenue + 50% y/y Operating income + 426% Diluted EPS + 140% Non-GAAP diluted EPS + 283% Repurchased 2.3% of total shares Industry and technology continue to evolve as we have expected 3 drivers of industry-wide slowdown of past 6-9 months are subsiding Numerous recent catalysts for continued INX growth Q2 total revenue + 12%-21% y/y Q2 service revenue + 35%-42% y/y 2H-08 revenue higher than 1H-08 and for services revenue to increase more than product revenue 1st Quarter Results Outlook